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                                                                     EXHIBIT 4.4

                            STOCK PURCHASE AGREEMENT



         This Stock Purchase Agreement (the "Agreement") is made and entered into as of January 29, 1999 between Western Digital Corporation, a Delaware corporation (the "Company"), and International Business Machines Corporation, a New York corporation (the "Purchaser").

         WHEREAS, the Company and the Purchaser intend to achieve the same result as if the Company had paid cash, upon the dates due, under the two below referenced pre-existing agreements between the parties, including the accrual of any interest from the relevant contractual due dates to the date the Purchaser actually receives cash from the sale of the shares of the Company to be provided under this Agreement.

         NOW, THEREFORE, the Company and the Purchaser agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  Additional Shares:  See Section 8 hereof.

                  Additional Shares Date: the date on which the additional shares, if any, become registered under the securities act for resale by the purchaser.

                  Adjustment Date: the later of (i) the last trade settlement date from the sale of all of the Registrable Securities under this Agreement or
(ii) the commencement date of [*] pursuant to the Technology License (estimated currently to be [*]); but in any event no later than June 30, 1999.

                  Additional Shares Average Closing Price: The average of the closing prices of the Common Stock on the NYSE for the five (5) Business Days immediately preceding the Additional Shares Date.

                  Base Amount:  Forty Million Dollars ($40,000,000.00).

                  Business Day: Each week day that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

                  Closing:  See Section 2.1.

                  Common Stock: The shares of common stock, $.01 par value, of the Company with all the rights attendant to any shares of common stock of the Company.


* Portions of this document have been omitted pursuant to a confidential treatment request filed with the Securities and Exchange Commission. Such portions have been provided separately to the Commission.
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                  Deferral Notice: See section 9.2(h) hereof.

                  Effective Date: The date on which the Registration Statement covering the resale by the Purchaser of the Initial Shares is declared effective by the SEC.

                  Effective Date Average Closing Price: The average of the closing prices of the Common Stock on the NYSE for the five (5) Business Days immediately preceding the Effective Date.

                  Effectiveness Period: The Effective Date until the first to occur of (A) June 30, 1999 or (B) the sale of all the Registrable Securities by the Purchaser.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Initial Shares: The number of shares of Common Stock determined by dividing the Base Amount by the Effective Date Average Closing Price.

                  Losses: See Section 9.5(a) hereof

                  Material Event: See Section 9.2(h) hereof.

                  Net Proceeds: The gross proceeds received by the Purchaser from the sale of the registrable Securities on or prior to the Adjustment Date, less all applicable commissions, discounts and other expenses incurred with respect thereto, including any taxes concerning such transactions which the Purchaser would not have incurred if the payment amounts specified in Section
2.2 of this Agreement had been paid by the Company to the Purchaser in cash pursuant to the Patent License and Technology License.

                  NYSE: The New York Stock Exchange, Inc.

                  Patent License: The Patent License Agreement dated November 8, 1994 between the Company and the Purchaser, as amended on June 7, 1998.

                  Prospectus: The prospectus included in the Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in such prospectus.

                  Registration Statement: The registration statement of the Company that covers the resale by Purchaser of the Initial Shares and is declared effective by the SEC on the Effective Date, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.



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                  Registrable Securities: The Initial Shares and the Additional
Shares SEC: The Securities and Exchange Commission.

                  SEC Documents: All documents filed by the Company with the SEC (including all exhibits and schedules thereto and documents incorporated by reference therein, but not including any portion of any document which is not deemed to be filed under applicable SEC rules and regulations).

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  Technology License: The OEM Component Supply and Technology License Agreement dated June 7, 1998 between the Company and the Purchaser.



         2.       The Closing.

                  2.1 Time and Place of the Closing. Subject to the terms and conditions hereof, the closing of the sale and purchase of the Initial Shares contemplated hereby (the "Closing") shall take place at the offices of Gibson, Dunn & Crutcher, LLP, 333 South Grand Avenue, Los Angeles, California 90071, at 10:00 a.m., Los Angeles time, on a date which shall be no later than the first Business Day after the Effective Date, or shall be handled by overnight mail as agreed between the parties. Any closing of the sale and purchase of the Additional Shares contemplated hereby shall be handled by overnight mail.

                  2.2 The Closing. At the Closing, the Company shall issue the Initial Shares to the Purchaser. When the Purchaser is in receipt of Net Proceeds in cash in an amount equal to a total sum of the Base Amount plus applicable interest as set forth herein, the Purchaser will acknowledge the extinguishment of the obligation of the Company to make payments to the Purchaser in the aggregate equaling (i) the payment of [*] due on or before [*] pursuant to [*] of the Patent License, (ii) the payments of (x) [*] due [*] days after the commencement date of [*], which due date is [*] and (y) [*] due upon the commencement date of [*], estimated to become due on [*] pursuant to [*] of the Technology License) and (iii) applicable interest due as set forth in this Agreement. No fractional shares of Common Stock shall be issued.

         3.       Conditions.

                  3.1 Company's Conditions. The obligations of the Company hereunder are subject to the waiver or satisfaction of the following conditions:

                           3.1.1 The Effective Date shall have occurred prior to
March 1 1999.


* Portions of this document have been omitted pursuant to a confidential treatment request filed with the Securities and Exchange Commission. Such portions have been provided separately to the Commission.



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                           3.1.2 The Effective Date Average Closing Price shall
                           be at least ten dollars ($10.00).

                  3.2 Purchaser's Condition. The obligations of the Purchaser hereunder are subject to the condition that the Effective Date shall have occurred prior to March 1,1999 and that the Registration Statement shall remain effective from the initial Effective Date through March 1, 1999.

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

                  4.1 Power and Authority. The Company has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  4.2 Validity of Registrable Securities. All of the Registrable Securities have been duly authorized and, if and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

                  4.3 SEC Documents. As of its filing date, each SEC Document filed, and each SEC Document that will be filed by the Company pursuant hereto, as amended or supplemented, (i) complied or will comply in all material respects with the applicable requirements of the Exchange Act, and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

                  5.1 Power and Authority. The Purchaser has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                  5.2 Ownership of Common Stock. Except as otherwise disclosed in writing to the Company prior to the execution of this Agreement, and except for the normal activities of Purchaser's employee benefit plans funds, the Purchaser owns beneficially (within the meaning of Rule 13d-3 of the Exchange
Act) no shares of Common Stock.

         6. Covenants of the Purchaser. The Purchaser hereby covenants to and with the Company as follows:


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

                  6.1 Disposition of the Initial Shares and Additional Shares. The Purchaser will dispose of the Initial Shares, and later, the Additional Shares, if any, as soon as practicable following the Effective Date in the following manner: Except for the normal activities of Purchaser's employee benefit plans, without the Company's approval, on any trading day the Purchaser will not sell shares of Common Stock in excess of ten percent (10%) of the average daily trading volume of the Common Stock on the NYSE during the immediately preceding week ("Plan of Distribution"). Any Registrable Securities that remain unsold by the Adjustment Date shall be returned to the Company by the Purchaser once any adjustment payment due the Purchaser is received, or with the reconciliation from the Purchaser if an adjustment payment is due to the Company from the Purchaser.

                  6.2 Voting and Participation. The Purchaser agrees that it will not vote any of the Registrable Securities during the time it holds the Registrable Securities. The Purchaser has no intention of participating in the formulation, determination or direction of the basic business decisions of the Company, as evidenced by its agreement not to vote the registrable securities.

                  6.3 No breach or default. Unless this agreement terminates pursuant to section 7.1, or the company otherwise breaches this Agreement, the Purchaser will not declare any breach or default under either the patent license or the technology license due to the failure of the Company to make the payments to be satisfied as set forth in section 2.2. hereof.

                  7.       Effective Date and  Interest Payments.

                  7.1 Delay in Registration. If the Registration Statement covering the Initial Shares is not declared effective by March 1, 1999, then this Agreement will automatically end and the Parties will return to their pre-existing contractual arrangements concerning the payments to IBM that are the subject of this Agreement.

                  7.2 A daily balance of moneys owed the Purchaser by the Company will be maintained by the Purchaser, based upon the sums being due in the amounts and on the dates set forth in Section 2.2 of this Agreement. The balance will be reduced (and can result in a negative balance) by immediately available funds the Purchaser receives on any given day (trade settlement date) from the sale of the Registrable Securities. Any interest due IBM will be calculated daily, based on each closing daily balance. A balance in the Company's favor will similarly accrue interest until IBM pays such balance to the Company or another sum becomes due from the Company and the balance is appropriately adjusted. The interest rate in both cases will be an annual rate of 9.75%, which is two percentage points above the prime interest rate as quoted by the New York office of Citigroup as of January 5, 1999. Expenses incurred by the Purchaser above those normally incurred with a cash payment will be included in the final reconciliation as deductions. For the purpose of estimating any applicable Federal Income Tax above that that would have been incurred by the Purchaser if the payments had been made in cash, the Federal Tax rate published in


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

IBM's upcoming 1998 Annual Report shall be used. Any other applicable taxes would be at the maximum statutory rates.

         8. Reconciliation of Payments. A final reconciliation together with documentation supporting a calculation of the Net Proceeds in accordance with
Section 7 and closing daily balances will be delivered to the Company by the Purchaser within 10 days following the Adjustment Date. Any balance resulting from the reconciliation shall be due immediately and paid by electronic funds transfer in immediately available funds, within 10 days after delivery of the reconciliation by the Purchaser to the Company. If the final payment described in this paragraph due to either party is less than $10,000 in total, it is hereby waived by the party to whom such payment would be made.

           If the Net Proceeds are in excess of the Base Amount plus interest as set forth in Section 7.2 above, such excess shall be paid by the Purchaser to the Company by wire transfer in immediately available funds. If the Net Proceeds are less than the Base Amount plus interest as set forth in Section 7.2 above, the shortfall shall be paid by the Company to the Purchaser by wire transfer in immediately available funds. Prior to June 1, 1999, at the Company's option, a reasonably estimated shortfall payment by the Company may be made once with additional Common Stock. If the Company elects to make such estimated payment with Common Stock, the number of shares to be issued to the Purchaser (the "Additional Shares") shall equal the estimated shortfall divided by the Additional Shares Average Closing Price.

         9.       Registration Agreements.

                  9.1      Registration.

                           (a) The Company shall prepare and file or cause to be
prepared and filed with the SEC, as soon as practicable after the date hereof, a Registration Statement registering the resale from time to time by the Purchaser of all of the Initial Shares. The Registration Statement, and any post effective amendment to cover Additional Shares, if any, shall be on Form S-3 or another appropriate form permitting registration of the Registrable Securities for resale by the Purchaser through brokers on the open market without the delivery of a Prospectus to purchasers. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable but in any event by March 1, 1999, and to keep the Registration Statement continuously effective under the Securities Act until the end of the Effectiveness Period. The Purchaser shall be named as a selling security holder in the Registration Statement.

                           (b) The Company shall supplement and amend the
Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as reasonably requested by the Purchaser.


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

                  9.2 Registration Procedures. In connection with the registration obligations of the Company under Section 9.1 hereof, the Company shall:

                           (a)      Prepare and file with the SEC such
amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective during the Effectiveness Period (including a post-effective amendment to cover the Additional Shares, if issued); cause the related Prospectus to be supplemented by any required Prospectus supplement and, as so supplemented, to be filed pursuant Rule 424 (or any similar provision then in force) under the Securities Act; and use its reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities during the Effectiveness Period in accordance with the intended methods of disposition by the Purchaser set forth in the Registration Statement as so amended or the Prospectus as so supplemented.

                           (b)      As  promptly as practicable give notice to
the Purchaser (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Registration Statement under the Securities Act, by the SEC or any other federal or state or governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                           (c)      Use its reasonable best efforts to obtain
the withdrawal of any order suspending the effectiveness of the Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest practicable time.

                           (d)      If reasonably requested by the Purchaser, as
promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Purchaser shall, on the basis of an opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 9.2(d) that are not, in the opinion of nationally recognized counsel experienced in such matters for the Company, in compliance with applicable law.


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

                           (e)      As promptly as practicable furnish to the
Purchaser, without charge, at least three (3) conformed copies of the Registration Statement and any amendment thereto, including financial statements and including schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                           (f)      During the Effectiveness Period, deliver to
the Purchaser in connection with any sale of Registrable Securities pursuant to the Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as the Purchaser may reasonably request; and the Company hereby consents (except while a Deferral Notice is outstanding) to the use of such Prospectus or each amendment or supplement thereto by the Purchaser in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

                           (g)      Prior to any public offering of the
Registrable Securities pursuant to the Registration Statement, register or qualify or cooperate with the Purchaser in connection with the registration or qualification (or exemption from such registration or qualification) of the Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Purchaser reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with the Purchaser's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

                           (h)      Upon (A) the issuance by the SEC of a stop
order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under
Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement and the related Prospectus, (i) in the case of clause
(B) above, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or


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

any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Registration Statement and Prospectus so that the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, use its reasonable best efforts to cause it to be declared effective as promptly as is practicable, and
(ii) give notice to the Purchaser that the availability of the Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, the Purchaser agrees not to sell any Registrable Securities pursuant to the Registration Statement until the Purchaser's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed
(x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter, and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate.

                           (i)      If requested in writing in connection with a
disposition of Registrable Securities pursuant to the Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Purchaser and any broker-dealers, attorneys and accountants retained by the Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Purchaser or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iii) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement.


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                  9.3 Purchaser's Obligations. The Purchaser agrees promptly to furnish the Company all information required to be disclosed in order to make the information furnished to the Company by the Purchaser not misleading and any other information regarding the Purchaser and the Plan of Distribution that is required to be disclosed in the Registration Statement pursuant to federal securities law. Any sale of any Registrable Securities by the Purchaser shall constitute a representation and warranty by the Purchaser that the information provided by the Purchaser with respect to itself and its Plan of Distribution does not as of the time of such sale contain any untrue statement of a material fact provided by the Purchaser with respect to itself or its Plan of Distribution.

                  9.4 Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 9.1 and 9.2 of this Agreement whether or not the Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses with respect to (x) filings required to be made with the National Association of Securities Dealers, Inc. and (y) compliance with federal and state securities or Blue Sky laws), (ii) printing expenses, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to the Purchaser hereunder, and (iv) fees and disbursements of counsel for the Company in connection with the Registration Statement. Notwithstanding the provisions of this Section 9.4, the Purchaser shall pay all registration expenses to the extent required by applicable law and shall bear (A) the fees and expenses of its own counsel and other consultants and (B) all commissions, discounts and other costs of sale with respect to the Registrable Securities; provided, however, that all such expenses incurred by the Purchaser shall be included in the expenses which reduce the Net Proceeds received by the Purchaser.

                  9.5      Indemnification.

                  (a) Indemnification by the Company. The Company shall indemnify and hold harmless the Purchaser and any person or entity acting for the Purchaser, and each person, if any, who controls the Purchaser (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange
Act) from and against all losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, "Losses"), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement contained in or omission or alleged omission from any of such documents in reliance upon and conformity with any of the information relating to the Purchaser or its Plan of Distribution furnished to the Company in writing by the Purchaser expressly for use therein.


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

                  (b) Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company and its respective directors and officers, and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against all Losses arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Purchaser expressly for use in such Registration Statement or Prospectus.

                  (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to representee indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retrain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Losses by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, and the indemnified party would be entitled thereto pursuant to the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.


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                  (d)      Contribution. To the extent that the indemnification
provided for in this Section 9.5 is unavailable to an indemnified party under
Section 9.5(a) or 9.5(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the Base Amount. Benefits received by the Purchaser shall deemed to be equal to ten dollars. The relative fault of the Purchaser on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Purchaser or by the Company. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 9.5(d) were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in this paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in this paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  (e) The indemnity and contribution provisions contained in this Section 9.5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchaser or any person controlling the Purchaser, or the Company, or the Company's officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by the Purchaser.

10.      Miscellaneous.

         10.1 Performance; Waiver. The provisions of this Agreement may be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given, only by written instrument executed and delivered by the Company and the Purchaser.

         10.2 Successors and Assigns. All covenants and agreements contained in this Agreement by on or behalf of the parties hereto shall bind, and inure to the benefit of, the respective successors and assigns of the parties hereto; provided, however, that the rights and obligations of either party hereto may not be assigned without the prior written consent of the other party.


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

         10.3 Notices. All notices or other communications given or made hereunder shall be validly given or made in writing and delivered by facsimile transmission, or sent by overnight courier, to the following addresses (and shall be deemed effective at the time of receipt thereof)

If to the Company:         Western Digital Corporation
                           8105 Irvine Center Drive
                           Irvine, California 92618
                           Attention: Michael A. Cornelius
                           Vice President, Law and Administration
                           Telecopy No.: 949-932-7837

If to the Purchaser:       International Business Machines Corporation
                           5600 Cottle Drive
                           San Jose, California
                           Attention: .Sharon W. Blasgen
                           Telecopy No.: 408-256-2138

or to such other address as the party to whom notice is to be given may have previously furnished in writing to the other in the manner set forth above.

                  10.4 Governing Law and Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed entirely within such State. Each party hereby waives its rights to a trial by jury.

                  10.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, this agreement shall be considered inoperable in terms of the flow of the funds set forth in Section 2.2, and the payments will be due as set forth in the Patent License and Technology License between the parties.

                  10.6 Headings; Interpretation. The section headings herein are for convenience only and shall not affect the construction hereof.

                  10.7 Entire Agreement. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof and supersedes any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations and memoranda between the Company and the Purchaser with respect to the subject matter hereof.

                  10.8 No Third Party Rights. Except for the indemnified parties, directors and officers described in Section 9 hereof, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.

                  10.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

         WESTERN DIGITAL CORPORATION



         By: /s/ DUSTON M. WILLIAMS
            _________________________

         Name: Duston M. Williams
              _______________________

         Title: Senior Vice President & CFO
               ____________________________



         INTERNATIONAL BUSINESS MACHINES CORPORATION



         By: /s/ DAVID L. JOHNSON
            _________________________

         Name: David L. Johnson
              ______________________

         Title: Vice President Finance & Strategy,
                Technology Group
               _______________________





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